Exhibit 99.1

Contact: Allen Lyda

(661) 248-3000

TEJON RANCH COMPANY REPORTS

CEO STOCK DISPOSITION AND REPURCHASE PROGRAM

TEJON RANCH, California – (BUSINESS WIRE) – November 10, 2010 – Tejon Ranch Co. (NYSE:TRC) today announced that President and CEO, Robert A. Stine, citing professional financial and tax planning advice, has established a written sale and repurchase program under SEC Rule 10b5-1. Under this program, Mr. Stine intends to sell up to 64,000 shares of stock, and then repurchase those shares once the waiting period for the “wash sale” tax rules have expired. Mr. Stine expects to complete these transactions by the end of January 2011 and has confirmed that in the event he repurchases any shares pursuant to the program at a profit, he will remit those profits to the Company as required by Section 16 of the Securities Exchange Act of 1934.

After his program has been completed, Mr. Stine will continue to own approximately 90,000 shares of stock.

Tejon Ranch Co. is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield.

More information about Tejon Ranch Co. can be found online at http://www.tejonranch.com